EXHIBIT 10.2

                         SHAREHOLDER AGREEMENT

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                     FS Capital Markets Group Inc.
                         1422 Chestnut Street
                         4th Floor, Suite 410
                      Philadelphia, PA 19102-2510
              Tel: (215) 569-9175 * Fax: (215) 569-4710
                        eMail: fscmg@yahoo.com



December 29, 1999

Tong Ah Global Ventures Corp.
1422 Chestnut Street
4th Floor, Suite 410
Philadelphia, PA 19102

    Re:  Shareholder Agreement with Tong Ah Global Ventures Corp.

Gentlemen:

      As part of the sale of the shares of Common Stock of Tong Ah Global Ventures Corp. (the "Company") to the undersigned (the "Holder"), the Holder hereby represents, warrants, covenants and agrees, for the benefit of the Company and any holders of record (the "third party beneficiaries") of the Company's outstanding securities, including the Company's Common Stock, $.0001 par value (the "Stock") at the date hereof and during the pendency of this letter agreement that the Holder will not transfer, sell, contract to sell, devise, gift, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, its shares of Stock of the Company owned beneficially or otherwise by the Holder except in connection with or following completion of a merger, acquisition or other transaction by the Company resulting in the Company no longer being classified as a blank check company as defined in the registration statement of the Company filed on Form 10-SB.

      Any attempted sale, transfer or other disposition in violation of this letter agreement shall be null and void.

      The Holder further agrees that the Company (i) may instruct its transfer agent not to transfer such securities (ii) may provide a copy of this letter agreement to the Company's transfer agent for the purpose of instructing the Company's transfer agent to place a legend on the certificate(s) evidencing the securities subject hereto and disclosing that any transfer, sale, contract for sale, devise, gift, assignment, pledge or hypothecation of such securities is subject to the terms of this letter agreement and (iii) may issue stop-transfer instructions to its transfer agent for the period contemplated by this letter agreement for such securities.

      This letter agreement shall be binding upon the Holder, its agents, heirs, successors, assigns and beneficiaries.

      Any waiver by the Company of any of the terms and conditions of this letter agreement in any instance must be in writing and must be duly executed by the Company and the Holder and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

      The Holder agrees that any breach of this letter agreement will cause the Company and the third party beneficiaries irreparable

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damage for which there is no adequate remedy at law. If there is a breach or threatened breach of this letter agreement by the Holder, the Holder hereby agrees that the Company and the third party beneficiaries shall be entitled to the issuance of an immediate injunction without notice to restrain the breach or threatened breach. The Holder also agrees that the Company and all third party beneficiaries shall be entitled to pursue any other remedies for such a breach or threatened breach, including a claim for money damages.

      Agreed and accepted this 29th day of December, 1999.


                                          THE HOLDER


                                          By: /s/ Michael C.W. Tay
                                          ------------------------
                                          Michael C.W. Tay
                                          President

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